Exhibit 10.9

Amended and Restated Exclusive Asset Purchase Option Agreement

This Amended and Restated Exclusive Asset Purchase Option Agreement (hereinafter referred to as the “Agreement”) is signed on September 16, 2019 in Shenzhen, China, by:

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司) (“Party A”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen, with the entire equity in Party A ultimately and beneficially owned by OneConnect Financial Technology Co., Ltd. (the “Ultimate Controlling Shareholder”), a Cayman Islands exempted limited liability company;

Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司) (“Direct Shareholder A”), a limited liability company established and existing in accordance with the laws of China, having its address at 47F, Ping An Financial Center, 5033 Yitian Road, Futian Community, Futian Street, Futian District, Shenzhen;

Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司) (“Direct Shareholder B”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settled with Shenzhen Qianhai Commercial Secretary Co., Ltd.);

Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）) (“Direct Shareholder C”), a limited partnership established and existing in accordance with the laws of China, having its address at Unit 3507, 35F, 1333 Lujiazui Ring Road, China (Shanghai) Pilot Free Trade Zone;

Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业) (“Direct Shareholder D”, together with Direct Shareholder A, Direct Shareholder B and Direct Shareholder C, “Direct Shareholders” or “Party B”), a limited partnership established and existing in accordance with the laws of China, having its address at Room 47, Area B, 4F, West Green Valley Building, 752 Kashi West Road, Urumqi Economic and Technological Development Zone, Xinjiang;

Shenzhen OneConnect Intelligent Technology Co., Ltd.(深圳壹账通智能科技有限公司) ( “Party C” or the “Operating Entity”), a limited liability company established and existing in accordance with the laws of China, having its address at Room 201, Building A, No.1 Qianwan 1st Road, Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (settledwith Shenzhen Qianhai Commercial Secretary Co., Ltd.);

Li Jie (李捷), a Chinese citizen, ID Card No.: ***;

Xu Liang (许良), a Chinese citizen, ID Card No.: ***;

Wang Wenjun (王文君), a Chinese citizen, ID Card No.: ***; and

Dou Wenwei (窦文伟), a Chinese citizen, ID Card No.: ***;

(Li Jie, Xu Liang, Wang Wenjun and Dou Wenwei are hereinafter collectively referred to as “Individual Shareholders” or “Indirect Shareholders”; Indirect Shareholders and Direct Shareholders are hereinafter collectively referred to as the “Shareholders”.)

In the Agreement, the entities and persons above are individually referred to as a “Party” and collectively referred to as the “Parties”.

WHEREAS

1.                                      Direct Shareholders are legally registered shareholders of Party C, holding in aggregation of 100% asset in the Party C;

2.                                      Party C intends to grant Party A an irrevocable and exclusive option to purchase all the assets held by it;

3.                                      The parties signed the Exclusive Asset Purchase Option Agreement (the “Original Exclusive Asset Purchase Option Agreement”) on January 29, 2018, and agree to the amendment to the Original Exclusive Asset Purchase Option Agreement and the replacement of such agreement with the Agreement;

4.                                      On the date of the Agreement, the Individual Shareholders respectively issue to the board of directors of the Ultimate Controlling Shareholder, a letter of undertaking with regard to the Agreement, and the rights and interests indirectly held by it in the Operating Entity (the “Letter of Undertaking of Individual Shareholder”); and

5.                                      The Shareholder agree to provide support necessary for the exercise by Party A of the Asset Purchase Option (as defined below).

By mutual agreement, the parties agree as follows:

1.                                      Asset Transaction

1.1                               Grant of rights

1.1.1                     Party C hereby irrevocably and unconditionally grants Party A an irrevocable and exclusive option to, subject to the laws of China, at its sole discretion, purchase or designate one or more persons (each a “Designee”) to purchase from Party C at the price specified in Article 1.3 hereof from time to time, in one or more transactions, all or part of the assets held by it (the “Asset Purchase Option”). Subject to the terms and conditions of the Agreement, to the extent permitted by the laws and regulations of China, Party A has absolute discretion to determine the specific time, method and the number of transactions in exercising the Asset Purchase Option. Except for Party A and the Designee, any third party shall not have the Asset Purchase Option or other rights in relation to the assets held by Party C. As used in this article and the Agreement, “Person” means any individual, company, joint venture, partnership, enterprise, trust or non-corporate organization.

1.1.2                     All Shareholders and the Operating Entity hereby agree and confirm that Party C grants Party A the Asset Purchase Option in accordance with the provisions of Article 1.1.1 of the Agreement, and undertake to take all necessary actions to cause Party C to perform all its obligations under the Agreement, including but not limited to passing or voting for such resolutions of the shareholders’ meeting or the board of directors as required for the transfer by Party C to Party A or the Designee of the asset helda by Party C, or the performance of other obligations hereunder.

1.2                               Procedure for the exercise of the Asset Purchase Option

The exercise by Party A of its Asset Purchase Option is subject to the laws and regulations of China. In exercising the Asset Purchase Option, Party A shall give Party C, written notice (the “Asset Purchase Notice”), stating: (a) Party A’s decision to exercise the Asset Purchase Option; (b) the scope of the asset that Party A intends to purchase from Party C (the “Purchased Asset”); and (c) the date of purchase and/or transfer of the Purchased Asset.

1.3                               Amount and Payment of the Asset Purchase Price

Unless a valuation is required by the laws of China upon exercise of rights by Party A, the purchase price of the purchased assets (the “Asset Purchase Price”) shall be the higher of the nominal price, or the minimum price permitted by the laws of China for the time being. After withholding and payment of required taxes (if applicable) on the Asset Purchase Price according to the laws of China, the Asset Purchase Price shall be remitted in RMB to the account designated by Party C within two months following the formal transfer of the purchased asset to Party A and the signature by Party A of the relevant asset delivery receipt. The Asset Purchase Price shall be returned to Party A or its designee in full within one month following the date of receipt by Party C.

1.4                               Transfer of the Purchased Assets

In each exercise of the asset purchase option by Party A:

1.4.1                     the Direct Shareholders shall, in a timely manner, convene the shareholders’ meeting of Party C, at which a resolution shall be passed to approve Party C to transfer the purchased assets to Party A and/or the designee. The Shareholders shall take all actions necessary for procuring the passing of such shareholders’ resolution;

1.4.2                     With respect to each transfer, Party C and Party A and/or the designee (if applicable) shall, in accordance with the Agreement and the asset purchase notice, sign the asset transfer agreement in form and substance as specified in the appendix to the Agreement;

1.4.3                     The Shareholders and Party C shall sign all other necessary contracts, agreements or documents, obtain or assist Party A in obtaining all necessary licenses, permits from and registrations with the government (if applicable), and take all necessary actions to transfer to Party A and/or the designee, the perfect title to the purchased assets free from any security interest, and procure that Party A and/or the designee becomes the registered owner of the purchased assets (if applicable). For the purposes of this article and the Agreement, “security interest” includes any guarantee, mortgage, third party rights or interests, any acquisition right, right of first refusal, right to offset, ownership retention or other security arrangements, but, for clarity, excludes any security interest created under the Agreement

2.                                      Undertakings

2.1                               Undertakings of the Shareholders and Party C

The Shareholders and Party C hereby jointly and severally undertake that:

2.1.1                    Without the prior written consent of Party A, it shall not in any manner supplement, change or amend the articles of association and bylaws of Party C, increase or reduce its registered capital, or otherwise change its structure of registered capital;

2.1.2                    It shall maintain the existence of Party C in accordance with good financial and business standards and practices, by prudently and effectively operating its business and handling its affairs, and cause Party C to perform its obligations under the Amended and Restated Exclusive Business Cooperation Agreement; As used in this article and the Agreement, “Amended and Restated Exclusive Business Cooperation Agreement” means the amended and restated exclusive business cooperation agreement signed on the date of the Agreement by Party A and Party C, pursuant to which Party A provides Party C with relevant business support, technical services and consulting services;

2.1.3                    Without prior written consent of Party A, it shall not sell, transfer, mortgage or otherwise dispose of the legal or beneficial rights and interests in assets, businesses or incomes of Party C, or permit the creation of any encumbrance over the same, from the date of the Agreement, except for transactions conducted by the Operating Entity in its daily business activities;

2.1.4                    Without prior written consent of Party A, Party C shall not incur, succeed to, guarantee, or permit the existence of, any debts, except for debts (i) which are incurred in daily business activities other than through loans; and (ii) which have been disclosed to Party A and have been approved by Party A in writing;

2.1.5                    It shall always operate all the assets of Party C in its daily business activities in order to maintain the asset value of Party C and shall not commit any act or omission that may affect its asset value;

2.1.6                    it shall, at the request of Party A, provide Party A with all information on asset conditions and values of Party C;

2.1.7                    Without prior written consent of Party A, it shall not cause Party C to sign any material contract (for the purpose of this paragraph, a contract is deemed to be material if the contract value exceeds RMB1 million), except for contracts signed in daily business activities;

2.1.8                    Without prior written consent of Party A, it shall not cause Party C to provide loans or credits or any form of guarantee to any person;

2.1.9                    It shall, if so required by Party A, purchase and maintain insurance on the assets of Party C, from an insurance company acceptable to Party A, in such amount and against such risk as consistent with that for companies which are engaged in businesses similar to Party C;

2.1.10             Without prior written consent of Party A, it shall not cause or permit Party C to merge or combine with, or acquire or invest in any person, or cause or permit Party C to sell assets with a value of more than RMB1 million;

2.1.11             It shall immediately notify Party A of any litigation, arbitration or administrative procedures that occur or may occur in relation to the assets, business or income of Party C, and any event that may adversely affect the existence, business operation, financial position, assets or goodwill of Party C, and forthwith take all measures accepted by Party A to eliminate such adverse event or take effective remedial measures for it;

2.1.12             In order to maintain Party C’s ownership of all its assets, it shall sign such documents, take such actions, lodge such appeal, and make such defence agaisnt all claims as are necessary and appropriate;

2.1.13             Without prior written consent of Party A, it shall ensure that Party C shall not distribute dividends to its Shareholders in any form, but at the written request of Party A, Party C shall immediately distribute all distributable profits to its Shareholders;

2.1.14             At the request of Party A, it shall appoint as the director of Party C, any person designated by it, and/or remove any incumbent director of Party C; and

2.1.15             If Party C or any Shareholder fails to perform its tax payment obligations under applicable laws, which hinders Party A from exercising the Asset Purchase Option, Party A has the right to require Party C or the Shareholder to perform the tax payment obligation, or require Party C or the Shareholder to pay the tax to Party A, who will pay the tax on its behalf.

2.2                               Undertakings of the Shareholders

The Shareholders hereby jointly and severally undertake that:

2.2.1                     The Shareholders shall procure that the shareholders’ meeting or the board of directors of Party C takes a vote to approve the transfer of the purchased assets specified in the Agreement, and takes any and all other actions that Party A may require;

2.2.2                     Without prior written consent of Party A, Party B shall not require the Operating Entity to carry out dividend distribution or other forms of profit distribution with regard to the equity interest owned by Party B in the Operating Entity, or propose any resolution of the Shareholders’ meeting in relation thereto, or vote for such resolution. In any case, unless otherwise determined by Party A, if Party B receives the Operating Entity’s income, profit distribution and dividend, Party B shall, to the extent permitted China, immediately pay or transfer such profits, profit distribution and dividends to Party A or its designee, as the service fee payable by the Operating Entity to Party A under the Amended and Restated Exclusive Business Cooperation Agreement;

2.2.3                     The Shareholders shall strictly comply with the provisions of the Agreement and other contracts jointly or severally signed by it between Party C and Party A, perform its obligations under the Agreement and other contracts, and refrain from any act or omission that may affect the validity and enforceability of the same; and

2.2.4                     The Shareholders shall procure that the Direct Shareholders’ meeting or the board of directors of Party C vetoes any resolution to, without prior written consent of Party A, handle matters that require the prior written consent of Party A in accordance with the Agreement.

3.                                      Representations and Warranties

The Shareholders and Party C hereby jointly and severally represent and warrant to Party A on the date of the Agreement and on each date of transfer of the Purchased Asset as follows:

3.1                               It is authorized to sign and deliver the Agreement and any asset transfer agreement for the Purchased Asset to which they are parties (each a “Transfer Agreement”), and to perform their obligations under the Agreement and any Transfer Agreement. Party C agrees to sign the Transfer Agreement which is consistent with the Appendix thereto, if Party A exercises the Asset Purchase Option. The Agreement and the Transfer Agreement constitute its legal, effective and binding obligations and shall be enforceable against it.

3.2                               The execution, delivery of or obligations under the Agreement or any Transfer Agreement shall not: (i) lead to any violation of any applicable law of China; (ii) conflict with the articles of association, rules or other organizational documents of Party C; (iii) result in or constitute a violation or breach of any contract or instrument to which it is a party or which is binding upon it; (iv) result in any violation of any conditions of the grant and/or the continued validity of any license or permit issued to it; or (v) lead to the suspension, revocation of, or imposition of additional conditions on, any license or permit issued to it;

3.3                               Party C has good and marketable title to all its assets. Party C has not create any security interest over the assets above, except for the Agreement;

3.4                               Party C does not have any outstanding debts, except for debts (i) which are incurred in daily business activities; and (ii) which have been disclosed to Party A and have been approved by Party A in writing;

3.5                               Party C shall comply with all applicable laws and regulations of China;

3.6                               There are no pending or threatened litigations, arbitrations or administrative procedures in relation to the assets of Party C or Party C.

3.7                               In case of death or incapacity of any Individual Shareholder or any event that may affect the holding or exercise by it of the equity interest indirectly held by it in Party B or Party C, (i) any successor of such Individual Shareholder or (ii) a natural or legal person designated by Party A for such Individual Shareholder in accordance with the Letter of Undertaking of Individual Shareholder signed by such Individual Shareholder (the “Designated Assignee”), shall be deemed a party to the Agreement and shall assume all relevant rights and obligations hereunder. In case of any succession, or transfer of the Equity Interest under the Letter of Undertaking of Individual Shareholder, the Shareholder will go through all necessary procedures and take all necessary actions to secure government approvals (if applicable) necessary for the transfer of the Equity Interest.

4.                                      Entry into Force and Term

The Agreement is signed or sealed by the parties and comes into force on the date first above written. The Agreement shall be valid for 10 years unless terminated early in accordance with the provisions of the Agreement or other agreements otherwise signed by the parties. Upon expiry of the term, the aforesaid term will be extended for any number of further periods of 5 years each, unless Party A determines not to extend the term and notifies Party B and Party C in writing within 30 days prior to the expiry of the term.

5.                                      Liability for Breach

5.1                               Subject to other provisions of the Agreement, if a party (the “Breaching Party”) fails to perform its obligations hereunder or otherwise breaches the Agreement, other parties (the “Damaged Party”) may: (a) give written notice to the Breaching Party stating the nature and scope of the breach, and require the Breaching Party to remedy the breach at its own expense within a reasonable period specified in the notice (the “Remedy Period”); and (b) if the Breaching Party fails to remedy the breach within the Remedy Period, the Damaged Party has the right to require the Breaching Party to assume all liabilities arising from its breach, and compensate for all actual financial losses suffered by the Damaged Party as a result of its breach, including but not limited to lawyer’s fees, litigation or arbitration fees arising from litigation or arbitration procedures in relation to such breach. In addition, the Damaged Party has the right to require the Breaching Party to fulfill its obligations hereunder. In addition, the Damaged Party has the right to request the relevant arbitration institution or court to order the specific performance and/or enforcement of the terms hereof. The exercise by the Damaged Party of the aforesaid remedies will not affect the exercise by it of other remedies under the Agreement and laws.

5.2                               The Operating Entity and the Shareholders shall be jointly and severally liable for their obligations under the Agreement.

5.3                               Except as expressly provided by law, neither Shareholders nor the Operating Entity has the right to terminate the Agreement by reason of a breach by Party A of contracts.

6.                                      Applicable Law, Dispute Settlement and Law Changes

6.1                               The execution, validity, interpretation, performance, amendment and termination of the Agreement and the settlement of disputes hereunder shall be governed by the laws of China.

6.2                               Any dispute arising out of interpretation and performance of the Agreement shall be firstly settled by amicable negotiation between the parties. If the parties fail to reach an agreement on the settlement of the dispute within 30 days after any party requests other parties to settle the dispute through negotiation, any party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted in Shanghai in accordance with its arbitration rules then in force. The language to be used in the arbitration proceedings shall be Chinese. The arbitration award shall be final and binding upon the parties.

6.3                               Upon the occurrence of any disputes arising from the interpretation and performance of the Agreement or if any dispute is under arbitration, except for the matters in dispute, the parties to the Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

6.4                               In case of promulgation, amendment, or change in the interpretation or application, of any laws, regulations or rules of China, at any time after the execution of the Agreement, the following shall apply: (a) if the amendment to the laws or newly promulgated regulations are more favorable to any party than the relevant laws, regulations, decrees or rules in force on the date of the Agreement (and other parties are not materially and adversely affected), each party shall, in a timely manner, apply for the benefits arising out of such amendment or new regulations, and the parties shall use their best efforts to procure that the application is approved; and (b) if the aforesaid law amendment or newly promulgated regulations have direct or indirect material adverse impacts on the economic benefits of any party under the Agreement, the parties shall, through all legitimate means, obtain an exemption from compliance with such amendment or regulations, and make their best efforts to procure that the Agreement shall continue to be performed in accordance with the original terms. If the adverse impact on the economic benefits of any party cannot be addressed in accordance with the provisions of the Agreement, the parties shall, upon notice from the affected party to other parties, negotiate in a timely manner, and to the extent permitted by the laws of China, make all necessary amendments to the Agreement to maintain the economic benefits of the affected party hereunder.

6.5                               Subject to the laws of China, the arbitration tribunal may award compensation and injunctive relief in respect of the equity interests or property interest of Party C, (including but not limited to for handling businesses or for compulsory transfer of assets) or make a ruling on the liquidation Party C. Upon the arbitration award becoming effective, any party has the right to apply to a court having jurisdiction for enforcement of the arbitration award. Subject to the laws of China, as a property preservation or enforcement measures, upon the request of any party to the dispute, the court having jurisdiction has the right to grant interim relief to the party, during the formation of an arbitration tribunal or to the extent permitted by laws. Subject to the laws of China, the courts in (i) Hong Kong, (ii) Cayman Islands, (iii) the place of incorporation of the Operating Entity (namely Shenzhen, China); and (iv) the place where main assets of the Ultimate Controlling Shareholder or the Operating Entity are located, shall have jurisdiction for the aforesaid purposes.

7.                                      Tax and Fee

Each party shall, in accordance with the laws of China, pay any and all transfer and registration taxes, expenses and fees incurred by or levied on the party, in connection with the preparation and execution of the Agreement and the Transfer Agreement, and the completion of the transactions specified in the Agreement and the Transfer Agreement.

8.                                     Notice

8.1                               All notices and other communications required or permitted under the Agreement shall be delivered by hand, prepaid registered mail, commercial courier service or fax to the following address of the receiving party. An email confirmation shall be sent, for each notice. Such notice shall be deemed to have been received:

8.1.1                     on the date of delivering or refusing to receive the notice at the recipient address indicated in the notice, if delivered by hand, commercial courier service or prepaid registered mail;

8.1.2                     on the date of successful transmission (as evidenced by the automatic transmission confirmation message), if sent by fax.

8.2                               For the purpose of notice, addresses of the parties are as follows:

Company:             Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Address:                     55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen

Attn:                                            Legal representative

Company:           Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司)

Address:                     47F, Ping An Financial Center, 5033 Yitian Road, Fu`an Community, Futian Street, Futian District, Shenzhen

Attn:                                          Legal representative

Company:           Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司)

Address:                     2F, Longfeng Building, 2 Kefa Road, Yuehai Street, Nanshan District, Shenzhen

Attn:                                          Legal representative

Company:           Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）)

Address:                     Unit 3507, 35F, 1333 Lujiazui Ring Road, China (Shanghai) Pilot Free Trade Zone

Attn:                                          Managing partner

Company:           Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业)

Address:                     Room 47, Area B, 4F, West Green Valley Building, 752 Kashi West Road, Urumqi Economic and Technological Development Zone, Xinjiang

Attn:                                          Managing partner

Company:           Shenzhen OneConnect Intelligent Technology Co., Ltd. (深圳壹账通智能科技有限公司)

Address:                     55F, Ping An Financial Center, 5033 Yitian Road, Futian District, Shenzhen

Attn:                                          Legal representative

Name:                                 Jie Li

Address:                     ***

Name:                                 Liang Xu

Address:                     ***

Name:                                 Wenjun Wang

Address:                     ***

Name:                                 Wenwei Dou

Address:                     ***

8.3                               Either party may change its address for receiving notice at any time, by giving notice to other parties in accordance with the article.

9.                                     Confidentiality Obligation

The parties acknowledge that any oral or written information exchanged by the parties in connection with the Agreement is confidential. Each party shall keep all such information confidential and shall not, without the written consent of other parties, disclose any relevant information to any third party, except for information which: (a) is, or will be, in the public domain (other than as a result of the disclosure by the receiving party to the public); (b) is required to be disclosed in accordance with applicable laws, or rules or requirements of any stock exchange; or (c) is required to be disclosed by either party to its legal adviser or financial adviser with regard to transactions specified hereunder, provided that such legal adviser or financial adviser shall be subject to confidentiality obligations similar to those under this article. The disclosure of any confidential information by employees or institutions employed by either party shall be considered a disclosure of such confidential information by such party, and such party is liable for the breach of the Agreement. This article shall survive the termination of the Agreement for any reason.

10.                              Further Assurances

Each party agrees to immediately sign such documents and take such further actions as reasonably required for fulfilling the terms and the purpose of the Agreement, or as is favorable to it.

11.                              Miscellaneous

11.1                        Amendments, Changes and Supplements

11.1.1              Any amendment, change and supplement to the Agreement shall require the execution of a written agreement by the parties.

11.1.2              If a relevant competent regulatory authority or exchange puts forward any opinion on amendment to the Agreement, or there is any change to any applicable securities listing rule or relevant requirements in relation to the Agreement, the parties shall amend the Agreement accordingly.

11.2                        Entire Agreement

Except for any written amendments, supplements or changes made to the Agreement after the execution of the Agreement, the Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof, and supersedes all prior oral and written negotiations, representations and contracts, with regard to the subject matter hereof. The Appendix hereto constitutes an integral part hereof and has the same legal force as the Agreement.

11.3                        Headings

Headings in the Agreement are for ease of reference only and shall not be used for interpreting, explaining, or otherwise affecting the meanings specified in the Agreement.

11.4                        Language

The Agreement is in Chinese. The Agreement has been executed in twelve (12) counterparts with the same force and effect. Each party shall respectively keep one (1) counterpart, and the remaining counterparts shall be kept by Party A.

11.5                        Severability

If one or more provisions of the Agreement are held invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired in any aspect. The parties shall negotiate in good faith to replace such invalid, illegal or unenforceable provisions with valid provisions that most closely approximate the economic effect of such invalid, illegal or unenforceable provisions, to the maximum extent permitted by law and expected by the parties.

11.6                        Successors

The Agreement is binding upon successors and permitted assigns of the parties.

11.7                        Survival

11.7.1                          Any obligation arising from or becoming due as a result of the Agreement prior to the expiry or early termination of the Agreement shall survive the expiry or early termination of the Agreement.

11.7.2                          Articles 6, 8 and 11.7 shall survive the termination of the Agreement.

11.8                        Assignment

Without prior written consent of Party A, the Shareholders or the Operating Entity shall not assign its rights and obligations hereunder to any third party.

The Shareholders and the Operating Entity agree that Party A may transfer its rights and obligations hereunder to any third party by giving prior written notice to Party C, without the consent of any Shareholder or the Operating Entity.

11.9                        Waiver

No waiver by any party of any term and condition hereof shall be effective unless made in writing and signed by the parties. The waiver of any breach of the Agreement shall not be deemed a waiver of a similar breach on another occasion.

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司)

Signature:	/s/ Tingyuan Zhou

Name:	Tingyuan Zhou

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司)

Signature:	/s/ Jie Li

Name:	Jie Li

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）)

Signature:	/s/ Jie Li

Name:	Jie Li

Title:	Managing partner

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业)

Signature:	/s/ Wenwei Dou

Name:	Wenwei Dou

Title:	Managing partner

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen OneConnect Intelligent Technology Co., Ltd. (深圳壹账通智能科技有限公司)

Signature:	/s/ Wangchun Ye

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Jie Li

Signature:	/s/ Jie Li

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Liang Xu

Signature:	/s/ Liang Xu

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Wenjun Wang

Signature:	/s/ Wenjun Wang

IN WITNESS WHEREOF, the parties have caused this Amended and Restated Exclusive Asset Purchase Option Agreement to be duly executed by their respective authorized representatives on the date first written above.

Wenwei Dou

Signature:	/s/ Wenwei Dou

Appendix

Form of Asset Transfer Agreement

Asset Transfer Agreement

The Agreement is signed on_____________by:

Party A:   Shenzhen OneConnect Intelligent Technology Co., Ltd.

Party B (Transferee): Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Party A is a company legally established and validly existing in China, with its assets including but not limited to: hardware equipment, office appliances and supplies, software copyright, trademarks, patents, know-how, domain names, human resources, contracts, software, user database, various qualifications, cash, equity interest, and benefits of debts;

As used herein, “Assets” means all or part of the aforesaid assets owned by Party A at the time of execution of the Agreement, which are permitted to be transferred by the laws of China; for a list of Assets, see the appendix;

Party A and it’s registered legal shareholders, Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司), Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司), Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）) and Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业), and Party B signed the Amended and Restated Exclusive Asset Purchase Option Agreement (the “Purchase Option Agreement”) on _____________, pursuant to which Party A shall grant Party B an irrevocable and exclusive option to purchase all or part of the asset held by Party A;

By amicable negotiation, with regard to the transfer of asset in the Company, Party A and Party B agree as follows:

Article 1                       Transfer of Assets

1.1                               Under the terms and conditions of the Agreement and the Purchase Option Agreement, Party A agrees to transfer entire Assets held by it to Party B, and Party B agrees to purchase the entire Assets from Party A.

1.2                               The total price of the transferred Assets is RMB _______________________.

1.3                               Party A hereby waives and agrees to cause to be waived, any restrictions on the asset transfer that may exist under applicable laws of China, the articles of association or other provisions.

Article 2                       Closing and Payment

2.1                               Party A shall transfer the Assets to Party B within _____ working days after the signing of the Agreement (“Closing Period”).

2.2                               Party A shall procure that all necessary change of registrations and government approvals are obtained for the Assets within the Closing Period, so as to give effect to the asset transfer contemplated hereunder (if applicable). Party A will use their best efforts to immediately go through the procedures for and, within the shortest possible time, obtain the aforesaid registration and approval.

2.3                               Party A shall take all necessary measures and fully cooperate with Party B to ensure that Party B will obtain complete interests in the Assets, and shall sign all relevant documents and take relevant measures (or require other relevant third parties to sign relevant documents and take relevant measures) to procure that Party B will obtain all necessary or appropriate rights and interests.

2.4                               With regard to the closing of the intellectual property rights proposed to be transferred, Party A and Party B agree as follows:

(a)   If ownership certificates for intellectual property rights are required in accordance with the laws of China or other relevant national laws, Party A shall, on the closing date, deliver to Party B for management, all technical data in any form or stored in any media in relation to such intellectual property rights, and go through relevant ownership change registration procedures.

(b)   If there are no ownership certificates for intellectual property rights or such certificates are not required in accordance with to the laws of China or other relevant national laws, Party A shall, on the closing date, deliver to Party B for management and beneficial ownership, all technical data in any form or stored in any media in relation to such intellectual property rights, and Party A and Party B shall sign a certificate of delivery of the intellectual property rights, indicating the list of the intellectual property rights delivered by Party A. Upon the completion of the delivery, all intellectual property rights listed in the certificate of delivery of the intellectual property rights are beneficially owned by Party B, while Party A ceases to have any rights or interests in relevant intellectual property rights.

(c)    Party A hereby undertakes to transfer to Party B at a consideration of RMB1 or the minimum price permitted by law, the intellectual property assets developed or acquired in the future by Party A based on the transferred intellectual property rights. If direct transfer cannot be conducted due to legal or policy reasons, Party A hereby undertakes to grant Party B a perpetual, royalty-free, worldwide, exclusive license to use the intellectual property rights.

2.5                               With regard to all and/or major employees in relation to the business transferred to Party B employed prior to the closing, Party A shall sign an agreement satisfactory to Party B with such employees to terminate the employment with them (the “Employment Termination Contract”). Party B shall sign a new employment contract with the employee. The aforesaid Employment Termination Contract and the new employment contract shall come into force on the Closing Date (as defined below).

2.6                               Subject to the closing and the consent of third parties, Party A shall, on the Closing Date, transfer and assign all contracts with third parties existing on the Closing Date in relation to businesses transferred by it to Party B (“Transfer Contracts”), and Party B shall accept such transfer and assignment. Party A shall, prior to the closing, use its best efforts to obtain all the third-party consents necessary for giving effect to aforesaid transfer.

2.7                               Party A shall deliver to Party B the Assets together with all relevant supporting documents, and Party B shall carry out acceptance inspection and examination of the Assets and all relevant supporting documents delivered by Party A, and shall sign the asset delivery receipt if the acceptance inspection and examination are passed. The signature by Party B of the delivery receipt shall be deemed the delivery of the Assets to Party B, and the signature date is the date on which the ownership of the Assets is transferred to Party B (namely the “Closing Date”). For the avoidance of doubt, the aforesaid relevant supporting documents include but not limited to the Employment Termination Contract and the Transfer Contract.

2.8                               The asset price paid by Party B shall be remitted in RMB to the account designated by Party A within two months following the Closing Date.

Articl 3                             Representations and Warranties

3.1       Representations and warranties of Party A:

(a)   Party A is a company legally registered and validly existing under the laws of China.

(b)   For the execution and performance of the Agreement within the scope of its corporate power and business, Party A has obtained necessary corporate authorizations, and consents and approvals of third parties and government departments, and does not violate legal or contractual restrictions which are binding upon or affecting it.

(c)    The Agreement, once signed, constitutes an instrument that is legal, valid, binding upon and enforceable against Party A.

(d)   Party A has the power or corporate authorization to transfer the Assets under the Agreement; and has perfect title to the Assets, free from any lease, lien, mortgage, guarantee or other encumbrances, except for the performance of the purchase option contract. There are no circumstances or events that may invalidate or adversely affect the acceptance by Party B of the Assets hereunder and its ownership of the Assets, including but not limited to any litigation, arbitration, or seizure, attachment or detention by administrative or judicial authorities.

(e)    Party A has all, full and complete rights to the intellectual property rights in relation to the Assets, free from any lien, mortgage, pledge or any other third-party right.

(f)     Party A warrants that the execution of the Agreement does not violate laws, any agreement, contract, memorandum, letter of intent with any third party and otherwise, or have any adverse consequence for Party A, and that it has the right and capacity to sign the Agreement.

(g)    Prior to the closing date, the Assets are not subject to:

a)                 occurrence of any material adverse change; or

b)                 incurrence of any material actual or contingent debt, obligation or liability.

(h)   From the signature date, without the permission of Party B, Party A shall not be directly or indirectly engaged in, or assist or instigate other persons to be engaged in actions that are in direct or indirect competition with Party B, or provide consultation to enterprises, companies, institutions and/or individuals that compete with Party B, or directly or indirectly participate in their operation, management and/or technical activities, or hold or deal in any form of rights and interests in enterprises, companies, institutions and/or individuals that compete with Party B, and shall keep confidential, the trade secret of Party B as well as the trade secret used in the asset transfer transaction.

3.2       Party B represents and warrants as follows:

(a)   Party B is a company legally registered and validly existing under the laws of China;

(b)   Party B shall perform the Agreement within the scope of its corporate power and business; and has obtained necessary corporate authorizations, and consents and approvals of third parties and government departments, and does not violate legal or contractual restrictions which are binding upon or affecting it.

(c)    The Agreement, once signed, constitutes an instrument that is legal, valid, binding upon and enforceable against Party B.

Article 4                       Liability for Breach

Party A and Party B shall compensate for all losses incurred by the other party as a result of its breach of the Agreement.

Article 5                       Confidentiality

The parties acknowledge that any oral or written information exchanged by the parties in connection with the Agreement is confidential. Each party shall keep all such information confidential and shall not, without the written consent of the other party, disclose any relevant information to any third party, except for information which: (a) is, or will be, in the public domain (other than as a result of the disclosure by the receiving party to the public); (b) is required to be disclosed in accordance with applicable laws, or rules or requirements of any stock exchange; or (c) is required to be disclosed by either party to its legal adviser or financial adviser with regard to transactions specified hereunder, provided that such legal adviser or financial adviser shall be subject to confidentiality obligations similar to those under this article. The disclosure of any confidential information by employees or institutions employed by either party shall be considered a disclosure of such confidential information by such party, and such party is liable for the breach of the Agreement. This article shall survive the termination of the Agreement for any reason.

Article 6                       Applicable Law and Dispute Settlement

6.1   The execution, validity, interpretation and performance of the Agreement and the settlement of disputes hereunder shall be governed by formally published and publicly available laws of China. Matters not covered by formally published and publicly available laws of China shall be governed by international legal principles and practices.

6.2       Any dispute arising out of interpretation and performance of the Agreement shall be settled by amicable negotiation between the parties. If the parties fail to reach an agreement on the settlement of the dispute within 30 days after any party requests the settlement of the dispute through negotiation, any party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration which shall be conducted, in Shanghai, in accordance with its arbitration rules then in force. The language to be used in the arbitration procedure shall be China. The arbitration award shall be final and binding upon the parties.

6.3       Upon the occurrence of any disputes arising from the interpretation and performance of the Agreement or if any dispute is under arbitration, except for the matters in dispute, the parties to the Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

6.4       In case of promulgation, amendment, or change in the interpretation or application, of any laws, regulations or rules of China, at any time after the execution of the Agreement, the following shall apply: (a) if the amendment to the laws or newly promulgated regulations are more favorable to any party than the relevant laws, regulations, decrees or rules in force on the date of the Agreement (and other parties are not materially and adversely affected), each party shall, in a timely manner, apply for the benefits arising out of such amendment or new regulations, and the parties shall use their best efforts to procure that the application is approved; and (b) If the aforesaid law change or newly promulgated regulations have direct or indirect material adverse impacts on the economic benefits of either party under the Agreement, the parties shall make their best efforts to procure that the Agreement shall continue to be performed in accordance with the original terms. The parties shall, through all legitimate means, obtain an exemption from compliance with such amendment or regulations. If the adverse impact on the economic benefits of any party cannot be addressed in accordance with the provisions of the Agreement, the parties shall, upon notice from the affected party to other parties, negotiate in a timely manner, and to the extent permitted by the laws of China, make all necessary amendments to the Agreement to maintain the economic benefits of the affected party hereunder.

6.5       Subject to the laws of China, the arbitration tribunal may award compensation and injunctive relief in respect of the equity interests, rights and interests in assets, property interest, or land assets of Party A, (including but not limited to for handling businesses or for compulsory transfer of Assets) or make a ruling on the liquidation Party A. Upon the arbitration award becoming effective, any party has the right to apply to a court having jurisdiction for enforcement of the arbitration award. Subject to the laws of China, as a property preservation or enforcement measures, upon the request of any party to the dispute, the court having jurisdiction has the right to grant interim relief to the party, during the formation of an arbitration tribunal or to the extent permitted by laws. Subject to the laws of China, the courts in (i) Hong Kong, (ii) Cayman Islands, (iii) the place of incorporation of Party A (namely Shenzhen, China); and (iv) the place where main Assets of the Ultimate Controlling Shareholder or Party A are located, shall have jurisdiction for the aforesaid purposes.

Article 7                       Commissions and Other Fees

All fees and actual expenses in relation to the Agreement, including but not limited to legal fees, production costs, stamp duty and any other taxes and expenses, shall be respectively borne by the parties.

Article 8                       Transfer

Party A shall not transfer its rights and obligations under the Agreement to any third party, except with the prior written consent of Party B. Party B may, without the consent of Party A, transfer its rights and obligations under the Agreement to any third party, provided that Party B shall notify Party A of such transfer.

Article 9                       Severability

If any provision in the Agreement is invalid or unenforceable due to inconsistency with relevant laws, such provision shall be invalid or unenforceable only to the extent of such invalidity and unenforceability, and shall not affect the legal effect of other provisions of the Agreement.

Article 10                Amendments and Supplements to the Agreement

Amendments or supplements to the Agreement shall be made by written agreement between the parties. Amendments and supplements to the Agreement which are duly signed by the parties constitute an integral part of the Agreement and have the same legal force as the Agreement.

Article 11                Notice

All notices and other communications required or permitted under the Agreement shall be sent to the addresses of the parties specified in Article 8 of the Purchase Option Agreement, in accordance with the article.

Article 12                Miscellaneous

12.1                        The Agreement is executed in two (2) counterparts with the same force and effect. The Agreement comes into force on the date it is signed and sealed by parties.

IN WITNESS WHEREOF, the parties have caused the Asset Transfer Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen OneConnect Technology Service Co., Ltd. (深圳壹账通科技服务有限公司)

Signature:

Name:	Wangchun Ye

Title:	Legal representative

IN WITNESS WHEREOF, the parties have caused the Asset Transfer Agreement to be duly executed by their respective authorized representatives on the date first written above.

Shenzhen OneConnect Intelligent Technology Co., Ltd.(深圳壹账通智能科技有限公司)

Signature:

Name:	Wangchun Ye

Title:	Legal representative